Exhibit No. 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-52328 on Form S-8 of our report dated June 20, 2006, appearing in this Annual Report on Form 11-K of Savings Plan for Employees of Florida Progress Corporation for the year ended December 31, 2005.

/s/ Deloitte & Touche LLP

Raleigh, North Carolina
June 20, 2006